77Q1(e)(2)

1.  Management Agreement between American Century
Municipal Trust and American Century Investment
Management, Inc., dated June 29, 2009
(filed electronically as Exhibit (d) (2)
to Post-Effective Amendment No. 55 to the
Registrant’s Registration Statement on
June 29, 2009, File No. 002-91229 and
incorporated herein by reference).